Exhibit 10.1
AMENDMENT TO LOAN DOCUMENTS
     THIS AMENDMENT to Loan Documents (this “Amendment”) is entered into as of February 23, 2007 (the “February 2007 Amendment Date”), by and between SILICON VALLEY BANK, a California corporation (“Bank”), and ENDOCARE, INC., a Delaware corporation (“Borrower”), whose chief executive office is located at 201 Technology Drive, Irvine, California 92618.
Recitals
     A. Borrower and Bank are parties to that certain Loan and Security Agreement, with an Effective Date of October 26, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to, among other things: (i) extend the Maturity Date, as set forth in Section 2.1 below; and (ii) modify the Tangible Net Worth financial covenant, as set forth in Section 2.2 below; in each case, all as more fully set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement. The term “February 2007 Amendment Date” as defined in the preamble to this Amendment hereby is incorporated into the Loan Agreement.
     2. Amendments to Loan Documents.
          2.1 Extension of Maturity Date. The definition of “Maturity Date” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
          “Maturity Date” is February 27, 2008.

          2.2 Modification of Tangible Net Worth Financial Covenant. Section 6.9(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
     (a) Tangible Net Worth. A Tangible Net Worth of at least the sum of the following (the “Required TNW Amount”): (a) the TNW Base Amount (as defined below), plus (b) 25% of all consideration received after December 31, 2006 (or September 30, 2006, solely for purposes of calculating the Required TNW Amount for any month ending on or before December 31, 2006) for issuances of Borrower’s equity securities and the principal amount of Subordinated Debt of the Borrower, plus (c) 25% of the Borrower’s positive consolidated Net Income in each fiscal quarter ending after December 31, 2006 (or September 30, 2006, solely for purposes of calculating the Required TNW Amount for any month ending on or before December 31, 2006).
     As used herein, the term “TNW Base Amount” means, as of any date of determination:
(a) $2,500,000.00 with respect to the month ending November 30, 2006;
(b) $2,500,000.00 with respect to the month ending December 31, 2006;
(c) $1,500,000.00 with respect to the month ending January 31, 2007;
(d) $1,000,000.00 with respect to the month ending February 28, 2007;
(e) $500,000.00 with respect to the month ending March 31, 2007; and
(f) $1,000.00 with respect to each month thereafter.
Increases in the Required TNW Amount based on consideration received for equity securities and Subordinated Debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Required TNW Amount based on Net Income shall be effective on the last day of the fiscal quarter in which such Net Income is realized, and shall continue effective thereafter. In no event (except for step-downs ( if any) in the TNW Base Amount as expressly set forth in the definition thereof) shall the Required TNW Amount be decreased from one fiscal period to another subsequent fiscal period.

     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, as amended hereby (as applicable), are hereby ratified and confirmed and shall remain in full force and effect.
     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Fee. In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee of $40,000.00 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower’s loan account.
     6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.
[Remainder of page intentionally left blank; signature page immediately follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ENDOCARE, INC.

By	/s/ Michael R. Rodriguez

Name:	Michael R. Rodriguez
Title:	SVP, Finance & CFO

SILICON VALLEY BANK

By	/s/ Derek R. Brunelle

Name:	Derek R. Brunelle
Title:	Vice President